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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES AND EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): MARCH 24, 2000


                               AVESIS INCORPORATED
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             (Exact name of registrant as specified in its charter)


          DELAWARE                      0-15304                   86-0349350
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(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)


3724 NORTH THIRD STREET, SUITE 300, PHOENIX, AZ                    85012
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   (Address of principal executive offices)                      (Zip Code)


                                 (602) 241-3400
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              (Registrant's telephone number, including area code)


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ITEM 2 ACQUISITION OR DISPOSITION OF ASSETS

On March 24, 2000 Avesis Incorporated (the "Company") purchased substantially all of the assets of Southern States Eye Care, LLC ("SSEC"), including but not limited to the name "Southern States Eye Care", service marks, trade marks, trade names, current client contracts, provider contracts and managed care contracts. The acquisition was made pursuant to the Agreement by and between Southern States Eye Care, LLC, Philip E. Johnson, R. Whitman Lord, Larry Forth, Brent Layton, Michael McQuaig and Avesis Incorporated, a copy of which is attached as Exhibit 2.1. The aggregate purchase price for the acquisition, determined through arms-length negotiations between the parties, was $250,000 and 350,000 shares of the Company's Common Stock. The Company used its working capital to finance the purchase. The acquisition of SSEC will broaden the Company's client base and increase the Company's vision provider network in Georgia, Alabama and North Carolina. The Company intends to use the acquired assets to continue SSEC's current lines of business, which the Company will operate out of its corporate headquarters in Phoenix, Arizona.
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                                  EXHIBIT INDEX

                                                               Incorporated by
Exhibit No.    Exhibit                                       Reference from the:
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2.1            Agreement by and between Southern               Filed herewith
               States Eye Care, LLC, Philip E. Johnson,
               R. Whitman Lord, Larry Forth, Brent
               Layton, Michael McQuaig and Avesis
               Incorporated
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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      AVESIS INCORPORATED


                                      By: /s/ Joel H. Alperstein
                                          --------------------------------------
                                          Joel H. Alperstein
                                          Treasurer and Chief Financial Officer

Date: April 7, 2000.